Exhibit 21

United Airlines Holdings, Inc. and United Airlines, Inc. Subsidiaries
(as of February 24, 2020)

Entity	Jurisdiction of Incorporation

United Airlines Holdings, Inc.	Delaware

Wholly-owned subsidiaries*:

United Airlines, Inc.	Delaware
● Air Wis Services, Inc.	Wisconsin
● Air Wisconsin, Inc.	Delaware
● Domicile Management Services, Inc. **	Delaware
● Air Micronesia, LLC.	Delaware
● CAL Cargo, S.A. de C.V.**	Mexico
● CALFINCO Inc.	Delaware
● Century Casualty Company	Vermont
● Continental Airlines de Mexico, S.A.**	Mexico
● Continental Airlines Domain Name Limited	England
● Continental Airlines Finance Trust II	Delaware
● Continental Airlines Fuel Purchasing Group, LLC	Delaware
● Continental Airlines, Inc. Supplemental Retirement Plan for Pilots Trust Agreement	Delaware
● Continental Airlines Purchasing Holdings LLC	Delaware
● Continental Airlines Purchasing Services LLC**	Delaware
● Continental Express, Inc.	Delaware
● Covia LLC	Delaware
● Mileage Plus Holdings, LLC	Delaware
● MPH I, Inc.	Delaware
● Mileage Plus Marketing, Inc.	Delaware
● Mileage Plus, Inc.	Delaware
● Presidents Club of Guam, Inc.	Delaware
● UABSPL Holdings, Inc.	Delaware
● UAL Benefits Management, Inc.**	Delaware
● United Atlantic LP**	Delaware
● United Atlantic Services C.V.**	Netherlands
● United Atlantic Corporate LLC	Delaware
● United Atlantic Corporate Center C.V.**	Netherlands
● United Atlantic B.V.	Netherlands
● United Atlantic Services LLC	Delaware
● United Aviation Fuels Corporation	Delaware
● United Airlines Business Services Private Limited**	India
● United Ground Express, Inc.	Delaware
● United Travel Services, LLC	Delaware
● United Vacations, Inc.	Delaware
*Subsidiaries of United Airlines Holdings, Inc. are wholly owned unless otherwise indicated

**Domicile Management Services Inc. is 99.9% owned by Air Wis Services, Inc. and 0.1% owned by United Airlines, Inc. CAL Cargo, S.A. de C.V. is 99.99% owned by United Airlines, Inc. and .01% owned by CALFINCO Inc. Continental Airlines de Mexico, S.A. is 99.9997% owned by United Airlines, Inc. and .0003% owned by private entities. Continental Airlines Purchasing Services LLC is 99% owned by Continental Airlines Purchasing Holdings LLC and 1% owned by United Airlines, Inc. UAL Benefits Management, Inc. has 100% of its Class A Common Stock owned by United Airlines, Inc. and 100% of its Class B Common Stock owned by Health Care Services Corporation. United Atlantic LP is 99.9% owned by United Airlines, Inc. and 0.1% owned by United Atlantic Services LLC. United Atlantic Services C.V. is 99.9% owned by United Atlantic LP and 0.1% owned by United Atlantic Services LLC. United Atlantic Corporate Center C.V. is 99.9% owned by United Atlantic Services C.V. and 0.1% owned by United Atlantic Corporate LLC. United Airlines Business Services Private Limited is 99.99% owned by United Airlines, Inc. and 0.01% owned by UABSPL Holdings, Inc. on behalf of United Airlines, Inc.